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                                                                     Exhibit 8.1

                    [Letterhead of Schulte Roth & Zabel LLP]


                                                                  March 22, 2005


CIT Funding Company, LLC, as Depositor
1 CIT Drive
Livingston, New Jersey 07039

Dear Sirs:

     We have acted as special counsel to you (the "Company") in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the receivable-backed notes (the "Notes") described in the prospectus and prospectus supplement which form a part of the Registration Statement. The Registration Statement was declared effective on February 16, 2005. Each series of Notes will be issued pursuant to an indenture, substantially in the form filed as Exhibit
4.3 to the Registration Statement, between the trust formed pursuant to the trust agreement, substantially in the form filed as Exhibit 4.1 to the Registration Statement, and the indenture trustee named in the related prospectus supplement. Certain rights of the holders of the Notes will be governed by a pooling and servicing agreement substantially in the form filed as
Exhibit 4.2 to the Registration Statement.

     The following opinion is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, and rulings and decisions thereunder, each as in effect on the date hereof, and may be affected by amendments to the Code or to Treasury regulations thereunder or by subsequent judicial or administrative interpretations thereof. We expressly disclaim any obligation or undertaking to update or modify this opinion letter as a consequence of any future changes in applicable laws or Treasury regulations or the facts bearing upon this opinion letter, any of which could affect our conclusions. We express no opinion other than as to the Federal income tax laws of the United States of America.

     We hereby confirm that the statements set forth in the prospectus and prospectus supplement under the heading "Material Federal Income Tax Consequences" accurately describe the material Federal income tax consequences to holders of the Notes.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/ Schulte Roth & Zabel LLP